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                                                                     Exhibit 8.1


              [Letterhead of Pryor Cashman Sherman & Flynn LLP]


                                                       February 10, 1999

Philips International Realty Corp.
417 Fifth Avenue
New York, NY 10016

         Re:      Certain Federal Income Tax Matters

Ladies and Gentlemen:

         We have acted as tax counsel to Philips International Realty Corp. (the "Company") in connection with the Prospectus included as part of that certain Registration Statement on Form S-3 filed with the Securities and Exchange Commission and as amended through the date hereof (the "Registration Statement"). In connection therewith, you have requested our opinion with respect to the qualification of the Company as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") and the accuracy of the discussion included in the Registration Statement under the heading "Certain United States Federal Income Tax Considerations to the Company of its REIT Election."

         We hereby consent to the use of our opinions as an Exhibit to the Registration Statement and to any and all references to our firm in the Prospectus that is a part of the Registration Statement, which Prospectus will be delivered to prospective purchasers of securities of the Company, and we hereby consent to such use of our opinion. All defined terms used herein shall have the same meaning as used in the Registration Statement.

                        FACTS AND ASSUMPTIONS RELIED UPON

         In rendering the opinions expressed herein, we have examined the Articles of Incorporation and Bylaws of the Company, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

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Philips International Realty Corp.
February 10, 1999
Page 2


         In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, and that all obligations imposed by any such on the parties thereto have been or will be performed or satisfied in accordance with their terms. We have also assumed, without investigation, that all documents, certificates, warranties and covenants on which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.

         We have reviewed the Registration Statement and the descriptions set forth therein of the Company and its investments and activities. We have relied upon factual representations of the Company and its affiliates regarding the manner in which the Company has been and will continue to be owned and operated. We have also relied upon the representations of the accountants for the Company and certification from the Company regarding the type and amount of income received by the Company during its taxable year ended December 31, 1998, the character and amount of distributions made with respect to its taxable year ended December 31, 1998, and the Company's operations and the representations similarly made with respect to prior years of the Company. We have neither independently investigated nor verified such representations, and we assume that such representations are true, correct and complete and that all representations made "to the best of the knowledge and belief" of any person(s) or party(ies) are and will be true, correct and complete as if made without such qualification. We assume that the Company has been and will be operated in accordance with applicable laws and the terms and conditions of applicable documents, and the descriptions of the Company and its investments, and the proposed investments, activities, operations and governance of the Company set forth in the Registration Statement continue to be true. In addition, we have relied on certain additional facts and assumptions described below.

         The foregoing representations are all contained in letters to us dated as of the date hereof (the "Certificates"). No facts have come to our attention that are inconsistent with the facts and representations set forth in the Certificates.

                                    OPINIONS

         Based upon and subject to the foregoing, we are of the following opinions:

1. The Company has been organized in conformity with the requirements for qualification as a REIT under the Code commencing with its initial taxable year ended December 31, 1997, and for all subsequent taxable years to date, and its method of operation as described in the representations referred to above, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

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Philips International Realty Corp.
February 10, 1999
Page 3


2. The discussion contained in that portion of the Registration Statement under the caption "Certain United States Federal Income Tax Considerations to the Company of its REIT Election" fairly summarizes the material federal income tax considerations relevant to the Company's status as a REIT.

         The opinions expressed herein are based upon the Code, the Treasury Regulations promulgated thereunder, current administrative positions of the Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinions rendered herein and the tax consequences to the Company and investors in the Company's common stock. In addition, as noted above, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the representations that are being made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information are, or later become, inaccurate or if any of the representations made to use are, or later become, inaccurate.

         We express no opinion with respect to the Registration Statement other than those expressly set forth herein. Furthermore, the Company's qualification as a REIT will depend on the Company meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution, record-keeping and other requirements of the Code necessary for a corporation to qualify as a REIT. We will not review these operations, and no assurance can be given that the actual operations of the Company and its affiliates will meet these requirements or the representations made to us with respect thereto.

         Finally, our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of an investment in the Company's common stock.

                                           Very truly yours,

                                           /s/ Pryor Cashman Sherman & Flynn LLP